UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 27, 2013

Safeguard Scientifics, Inc.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5620	23-1609753
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 Devon Park Drive, Building 800, Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 610-293-0600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Named Executive Officer

James A. Datin resigned, effective June 30, 2013, as Executive Vice President and Managing Director of Safeguard Scientifics, Inc. (the “Company”). Mr. Datin and the Company have agreed that Mr. Datin’s resignation will be treated as having been for “good reason,” as defined in Mr. Datin’s agreement with the Company dated December 31, 2008 (filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008), as supplemented and amended by agreements dated December 14, 2009 (filed as Exhibit 10.8.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009) and December 28, 2012 (filed as Exhibit 10.8.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012). Mr. Datin will receive the severance benefits described in those agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated: June 27, 2013	By:	BRIAN J. SISKO
Brian J. Sisko
Executive Vice President and Managing Director